UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2006

ELECTRO SCIENTIFIC INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon	97229
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (503) 641-4141

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2006, the Company entered into Change of Control Agreements with each of Thomas Wu, Robert DeBakker and John Metcalf. The agreements provided that if either the executive is terminated without cause by the Company or terminates his own employment for good reason within 24 months following a change in control of the Company, the executive will be entitled to receive one year’s salary and, if the termination does not occur in the same year as the change in control, an amount equal to the executive’s target bonus under the Company’s annual cash bonus plan for the year in which termination occurs. The executive and his dependents will also be entitled to receive medical and dental insurance benefits for 12 months following termination. In addition, upon a change of control, the executive shall be entitled to his full, unreduced payout under the Company’s annual cash bonus plan calculated at the greater of target or performance through the date of the change in control. The form of Change in Control Agreement is filed as Exhibit 10.1 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Form of Change of Control Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2006.

Electro Scientific Industries, Inc.

By:	/s/ Nicholas Konidaris
Name:	Nicholas Konidaris
Title:	President and Chief Executive Officer

Exhibit Index

Exhibit	Description
10.1	Form of Change of Control Agreement

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